exhibit 4.21

Second AMENDMENT TO

SHAREHOLDERS’ AGREEMENT

THIS SECOND AMENDMENT TO SHAREHOLDERS’ AGREEMENT (this “Amendment”) is executed effective the 8th day of January, 2023 (the “Effective Date”) by and among NeurAxis, Inc., a Delaware corporation (f/k/a Innovative Health Solutions, Inc.) (the “Corporation”), all members of the Board of Directors of the Corporation (collectively, the “Board”, and each member of the Board a “Director”), and the undersigned shareholders of the Corporation (the “Shareholders”).

BACKGROUND

A. The Corporation and the Shareholders are parties to that certain Amended and Restated Shareholders’ Agreement (the “Shareholders’ Agreement”) dated as of October 12, 2017, as amended by the First Amendment to Shareholders’ Agreement dated as of January 30, 2019 (capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Shareholders’ Agreement).

B. The undersigned Shareholders and Directors constitute (i) all of the Directors of the Corporation, (ii) holders of a majority of the outstanding shares of common stock of the Corporation (the “Common Stock”) on an as-converted basis, and (iii) at least one of the Group 1 Shareholders, and, pursuant to Section 12.3 of the Shareholders’ Agreement, are entitled to amend the Shareholders’ Agreement.

C. The Corporation plans to file a registration statement on Form S-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) relating to the offering of the Corporation’s shares of Common Stock in connection with a firm commitment underwritten initial public offering (the “IPO”).

D. The Shareholders’ Agreement contains a variety of restrictions, covenants, representations, and warranties that are not customary for public companies. To induce investors to invest in the IPO and to facilitate the listing of the Corporation’s Common Stock in connection with the proposed IPO, the parties desire to terminate the Shareholders’ Agreement contingent upon and effective as of immediately the SEC declaring the Registration Statement effective.

AMENDMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholders, the Directors, and the Corporation hereby amend the Shareholders’ Agreement as follows:

1.	A new Section 12.10 shall be added to the Shareholders’ Agreement, which shall read as follows:

Section 12.10. Automatic Termination. This Agreement shall terminate automatically and immediately upon the SEC declaring the Registration Statement effective under the Securities Act of 1933, as amended.

2.	A new Section 12.11 shall be added to the Shareholders’ Agreement, which shall read as follows:

Section 12.11. Effect of Termination.

(a) The termination of this Agreement shall terminate all further rights and obligations of the Shareholders under this Agreement except that such termination shall not effect:

(i) the existence of the Corporation;

(ii) the obligation of any party to this Agreement to pay any amounts arising on or prior to the date of termination, or as a result of or in connection with such termination;

(iii) the rights which any Shareholder may have by operation of law as a shareholder of the Corporation; or

(iv) the rights contained herein which by their terms are intended to survive termination of this Agreement.

(b) The following provisions shall survive the termination of this Agreement: this Section 12.11, Section 12.1, Section 12.4, and Section 12.6.

3.	In all other respects, the Shareholders’ Agreement shall remain unchanged.

4.	This Amendment may be executed in counterparts, and each executed counterpart shall have the same force and effect as an original instrument. The signature pages to this Amendment may be delivered via electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any signature page so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Left Blank Intentionally.]

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IN WITNESS WHEREOF, the Corporation’s undersigned duly authorized officer and the Directors and Shareholders have each signed this Second Amendment to Shareholders’ Agreement.

“Corporation”

NeurAxis, Inc. (f/k/a Innovative Health Solutions, Inc.)

By:	/s/ Brian Carrico
Name:	Brian Carrico
Title:	Chief Executive Officer
Date:	01/08/2023

“Directors”

Brian Carrico		Tom Carrico
Date:	01/08/2023	Date:	01/08/2023
Signature:	/s/ Brian Carrico	Signature:	/s/ Tom Carrico

Christopher Robin Brown		Gary Peterson
Date:	01/08/2023	Date:	01/08/2023
Signature:	/s/ Christopher Robin Brown	Signature:	/s/ Gary Peterson

Dan Clarence		Adrian Miranda
Date:	01/08/2023	Date:	01/08/2023
Signature:	/s/ Dan Clarence	Signature:	/s/ Adrian Miranda

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“Shareholders”

Christopher Robin Brown		Gary Peterson
Date:	01/08/2023	Date:	01/08/2023
Signature:	/s/ Christopher Robin Brown	Signature:	/s/ Gary Peterson

Brian Carrico		Tom Carrico
Date:	01/08/2023	Date:	01/08/2023
Signature:	/s/ Brian Carrico	Signature:	/s/ Tom Carrico

Sierra Enterprises, LLC		Irrevocable Trust for Savanna C. Stapp

By:	/s/ Dan Clarence	By:	/s/ Christopher Robin Brown
Name:	Dan Clarence	Name:	Christopher R. Brown, acting pursuant to an Irrevocable Proxy, dated August 29, 2022
Title:	Sole Member	Date:	01/08/2023
Date:	01/08/2023

Irrevocable Trust for Jessica L. (Brown) Snodgrass		Irrevocable Trust for Mark T. Volz

By:	/s/ Christopher Robin Brown	By:	/s/ Christopher Robin Brown
Name:	Christopher R. Brown, acting pursuant to an Irrevocable Proxy, dated August 29, 2022	Name:	Christopher R. Brown, acting pursuant to an Irrevocable Proxy, dated August 29, 2022
Date:	01/08/2023	Date:	01/08/2023

Irrevocable Trust for Abby E. (Brown) Baier

By:	/s/ Christopher Robin Brown
Name:	Christopher R. Brown, acting pursuant to an Irrevocable Proxy, dated August 29, 2022
Date:	01/08/2023

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